EXHIBIT 10.11

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE "BLUE SKY" OR SECURITIES LAWS, AND CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND ANY RESTRICTIONS IMPOSED HEREBY, AND WILL NOT BE TRANSFERRED OF RECORD UNLESS COMPLIANCE WITH SUCH LAWS AND RESTRICTIONS IS MET.

                                 April 13, 2007

                           AGREEMENT TO ISSUE WARRANTS

CapWest Resources, Inc. ("CapWest")
508 West Wall Street, Suite 1100
Midland, Texas 79701

Gentlemen:

      Chancellor Group, Inc., a Nevada corporation (the "Company"), agrees to issue to CapWest warrants (the "Warrants") to purchase Two Million (2,000,000) shares of the Company as set forth herein, subject to the terms and conditions contained herein.

      1. Issuance of Warrants. The Warrants, which shall be in the form attached hereto as Exhibit A, shall be issued to you on the date hereof (the "Closing Date") concurrently with the execution hereof in consideration of the loan (the "Loan") made by CapWest to the Company contemporaneously herewith pursuant to the terms of that certain Loan Agreement, dated of even date herewith (the "Loan Agreement"), between CapWest, as lender, and the Company, Gryphon Production Company, LLC, and Gryphon Field Services, LLC, as borrowers (the "Borrowers"), said Loan being evidenced by that certain Advancing Line of Credit/Term Note, dated of even date herewith, made payable by the Borrowers, as Makers to the order of CapWest in the original principal amount of $10,000,000.00 (the "Note"). The Warrants shall provide that CapWest, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase 2,000,000 shares of the common stock of the Company for a purchase price of $0.001 per share (the "Purchase Price") within five (5) years of the date of this Agreement. The term "common stock" shall mean the common stock of the Company, as constituted on the date hereof, and any shares, units, or other securities into which such common stock shall have been changed or any shares or other securities resulting from any reclassification of such common stock. The common stock purchasable upon exercise of the Warrants are sometimes herein called the "Warrant Shares."

      2. Private Placement: Restricted Transferability.

      (a) The holder of the Warrants acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state blue sky or securities laws and that the Warrants and the Warrant Shares, or any part thereof, can be sold, transferred, assigned or otherwise disposed of only in compliance with applicable federal and state securities laws, and subject to the other restrictions contained herein.

      (b) The holder of the Warrants represents and warrants that the Warrants and the Warrant Shares are being or will be purchased without a view to distribution or resale thereof in violation of the registration requirements of the Act. It is understood that a subsequent sale of the Warrants or Warrant Shares under certain circumstances might be deemed to constitute a distribution within the meaning of and require registration under the provisions of the Act.

      (c) The holder of the Warrants agrees not to make any sale or other disposition of either the Warrants or the Warrant Shares except pursuant to a registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless the holder of the Warrants has provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

      (d) Any certificates for Warrant Shares may have affixed thereon an appropriate legend as to the restrictions on transferability contained herein and in the Warrants unless, in the opinion of counsel for the Company, such legend would not be necessary and appropriate.

      (e) Notwithstanding anything herein to the contrary, each certificate for Warrant Shares issued hereunder shall bear a legend reading substantially as follows (unless the Company receives an opinion of counsel reasonably satisfactory to it that such legend is not required in order to assure compliance with the Act or unless such registration(s) as would cause such shares to no longer be restricted have been effectuated):

      THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      3. Exercise of Warrants.

      (a) During the period commencing on the date of this Agreement and ending at 5:00 p.m., Texas time on April 13, 2012, CapWest may exercise the Warrants from time to time only as to the whole number of shares of Warrant Shares upon surrender of the Warrants by the holder thereof, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by cash or by a certified or bank cashier's check payable to the order of the Company in the amount of $0.001 multiplied by the number of Warrant Shares for which CapWest exercises the Warrants, delivered to the Company at its principal office at 216 S. Price Road, Pampa, Texas 79065, and such holder shall thereupon be entitled to receive the whole number of units of Warrant Shares to which such holder is entitled pursuant to this Agreement.

      (b) Each exercise of Warrants shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants shall have been surrendered to the Company in accordance with this Section 3, and at such time the person or persons in whose name or names any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

      4. Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of the Warrants, and in any event within 21 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder thereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such holder shall be entitled upon such exercise.

      5. Payment of Taxes, etc. The Company covenants and agrees that the units of Warrant Shares delivered upon exercise of the Warrants shall, at the time of delivery for such shares of Warrant Shares, be validly issued and outstanding and fully paid and nonassessable shares of common stock. The Company further covenants and agrees that it will pay when due and payable any and all federal and state original issue taxes which may be payable in respect of the issue of the Warrants or any Warrant Shares issuable upon the exercise of the Warrants.

      6. Put Option. CapWest shall have the Option (the "Put Option") during the period (the "Put Option Period") beginning on the first to occur of the following dates (a) the second anniversary of this Agreement; or (b) the date when the Borrowers have paid the Loan in full, including all outstanding principal, and accrued, unpaid interest, to put the Warrants to the Company for repurchase at an exercise price of $1,000,000.00 (the "Exercise Price"). The Put Option will automatically expire upon the expiration of the Put Option Period, as the same may be extended from time to time by written agreement between CapWest and the Company. The Company shall pay all costs and expenses incurred by the Company and the holder of the Warrants in connection with CapWest's exercise of the Put Option, including, without limitation, all attorneys' fees incurred by the holder of the Warrants. To exercise the Put Option, CapWest must deliver or cause to be delivered to the Company on or before the expiration of the Put Option Period, written notice of its desire to exercise the Put Option. Within thirty (30) days of its receipt of such written notice, the Company shall transmit the Exercise Price to CapWest, and Capwest will transmit the Warrants to the Company.

      7. No Impairment. The Company will not, by amendment of its articles or incorporation or certificate of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution or similar action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants, but will at all times in good faith assist in the carrying out of such terms to the extent necessary or appropriate in order to protect the rights of the holders under the terms of this Agreement and the Warrants. In this regard, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable common shares upon the exercise of the Warrants, and (b) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge or liquidate into any other person or permit any other person to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and be bound by all the terms of this Agreement and the Warrants.

      8. Reservation of Shares, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, all of the Warrant Shares that are issuable upon the exercise of the Warrants at the time outstanding. All of the Warrant Shares issuable upon the exercise of the Warrants shall be duly authorized, validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

      9. Exchange of Warrants. Upon the surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or, in the case of any banking or other financial institution, an indemnity agreement, reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of the Warrants, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant or Warrants of like tenor.

      11. Indemnification.

      (a) The Company will indemnify and hold harmless CapWest and each holder of Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Act or otherwise, and will reimburse each such holder for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any such action or claim.

      (b) Promptly after receipt by an indemnified party under subsection (a) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company under subsection (a), notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve the Company from any liability which it may have to any indemnified party otherwise than under subsection (a). In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof by notice in writing to the indemnified party. After receipt of written notice from the Company to such indemnified party of its election to assume the defense thereof, the Company shall not be liable to such indemnified party under subsection (a) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation incurred prior to the assumption by the Company.

      (c) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have at law or in equity.

      12. Remedies. The Company stipulates that the remedies at law of CapWest or any other holder of the Warrants in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement or the Warrants may not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      13. Negotiability, etc. The Warrants are issued upon the following terms, to all of which CapWest or any other holder or owner thereof by the receipt and holding thereof consents and agrees:

      (a) subject to Section 2 hereof, title to the Warrants and all rights thereunder may be transferred only in whole, without charge to the holder thereof (except for transfer taxes), by endorsement (by the holder thereof executing the form of assignment at the end thereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

      (b) subject to Section 2 hereof, any person in possession of Warrants properly endorsed is authorized to represent himself as absolute owner thereof and is empowered to transfer absolute title thereto by endorsement and delivery thereof to a bona fide purchaser thereof for value; each prior taker or owner waives and renounces all of his or its equities or rights in the Warrants in favor of each such bona fide purchaser, and each bona fide purchaser shall acquire absolute title thereto and to all rights represented thereby; and

      (c) until the Warrants are transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

      14. Notices. All notices and other communications from the Company to the holder of the Warrants shall be mailed by first class mail, postage prepaid, at such address as may have been furnished to the Company in writing by CapWest or any other holder, or, until an address is so furnished, to and at the address of the last holder of the Warrants who has so furnished an address to the Company.

      15. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, CapWest, and their respective successors and permitted assigns.

      16. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

      17. Miscellaneous. This Agreement and the Warrants and any term hereof or thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement and the Warrants shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      18. Definition. All references to the word "you" and to "CapWest Resources, Inc." or "CapWest" in this Agreement shall be deemed to apply with equal respect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding the Warrant Shares upon exercise of the Warrants.

                         [Signatures on Following Page]

Dated: April 13, 2007

                                        CHANCELLOR GROUP, INC.
                                        a Nevada corporation


                                        By: /s/ Bradley Fischer
                                            ------------------------------------

ACCEPTED as of the 13th day of April 2007.

CAPWEST RESOURCES, INC.
a Texas corporation


By: /s/ Mark D. McKinney
    ------------------------------------
    Mark D. McKinney

                                    EXHIBIT A

      THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. _____________

                             CAPWEST RESOURCES, INC.

                        PURCHASE WARRANT FOR COMMON STOCK

      THIS IS TO CERTIFY that CapWest Resources, Inc., or its assigns (collectively, "CapWest"), as permitted in that certain Agreement to Issue Warrants, dated April 9, 2007 (the "Warrant Agreement"), between the Company (as defined below) and CapWest, is entitled to purchase at any time or from time to time on and after April 9, 2012, until 5:00 p.m., Texas time, Two Million (2,000,000) shares of the common stock of the Company (the "Company"), at a Purchase Price per unit as set forth in the Warrant Purchase Agreement. This Warrant is issued pursuant to the Warrant Agreement and all rights of the holder of this Warrant are further governed by, and subject to, the terms and provisions of such Warrant Purchase Agreement, copies of which are available upon written request to the Company. The holder of this Warrant and the shares of common stock issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Purchase Agreement.

      Subject to the provisions of the Warrant Purchase Agreement, and hereof, this Warrant and all rights hereunder are transferable only in whole and only to the extent expressly permitted in the Warrant Purchase Agreement and herein and then only at the principal office of the Company at 216 S. Price Road, Pampa, Texas 79065 (or at any other principal office of the Company of which the Company shall have provided written notice to the holder hereof), by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with an Assignment hereof. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the sole owner hereof for all purposes.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its by its proper officers thereunto duly authorized.

                                        CHANCELLOR GROUP, INC.
                                        a Nevada corporation

                                        By: /s/ Bradley W. Fischer
                                            ------------------------------------
                                            Bradley W. Fischer
                                            President

                               FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant]

      For value received, the undersigned hereby sells, assigns and transfers unto ________ _______________________________ the right represented by the within Warrant to purchase Two Million (2,000,000) shares of the common stock of Chancellor Group, Inc., a Nevada corporation, to which the within Warrant relates, and appoints ___________________________________ his attorney-in-fact to transfer such right on the books of Chancellor Group, Inc. with full power of substitution in the premises.

Dated: __, 200__.

--------------------------------

--------------------------------

                                    EXHIBIT B

                              FORM OF SUBSCRIPTION

[To be signed only upon exercise of the Warrant]

To Chancellor Group, Inc.:

The undersigned, as the holder of Warrant No. _______________, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase thereunder [up to] Two Million (2,000,000) shares of the common stock of Chancellor Group, Inc. and herewith makes payment in cash or by certified check or bank cashier's check of [$0.0001 multiplied by the number of shares for which this Warrant is exercised], and requests that a certificate for such shares be issued in the name of, and delivered to the undersigned.

Dated: ______________

                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                        --------------------------------
                                        (Address)